FOR IMMEDIATE RELEASE

ROADRUNNER TRANSPORTATION SYSTEMS ANNOUNCES
ACQUISITION OF MARISOL INTERNATIONAL

Cudahy, WI - July 25, 2013 - Roadrunner Transportation Systems, Inc. (NYSE: RRTS), announced today that it has acquired all of the outstanding membership interests of Marisol International LLC (“Marisol”), a leading non-asset based, supply chain-critical, provider of international logistics solutions based in Springfield, Missouri, for a total purchase price of $66 million, plus an earn-out capped at $2.5 million. Marisol's service offering includes international ocean and air transportation management, customs house brokerage capabilities, and domestic logistics solutions for a diversified customer base ranging from Fortune 500 companies to small and mid-market enterprises. Marisol's customizable and comprehensive service offering, superior service levels, flexible proprietary technology, and highly-trained workforce have contributed to outstanding growth and operational performance since its inception in 2002, to revenues of $95 million and net revenues of $20 million for the year ended December 31, 2012.

Mark DiBlasi, President and CEO of Roadrunner, said, “As we have indicated, one of our key strategic objectives in 2013 is broadening our international capabilities to meet our customers' total transportation and logistics needs. Many of our existing 35,000 customers import and export raw materials, purchased components, and finished products. Marisol represents an ideal fit both strategically and culturally.

“The addition of Marisol will enable us to provide a comprehensive, global supply chain solution to our combined customer base. Our collective offering of international logistics and domestic services ranging from less-than-truckload, truckload, intermodal solutions, to freight consolidation and warehousing as the actual service provider, is unmatched. We will be able to handle full- and less-than container load shipments from origin to destination on a global basis for both refrigerated and dry freight.

“From a cultural standpoint, Marisol's growth-oriented, team-based and high-integrity culture is very consistent with Roadrunner's. Furthermore, Marisol's talented leadership, led by Micah Holst, President, and Jason Descamps, COO and CIO, is highly professional and capable of leading significant growth in our international platform.”

Scott Dobak, President of Roadrunner's TMS and LTL business segments, added, “Our customers are increasingly seeking a service provider who can provide complete, full-service solutions. Our ability to bring Marisol's offering to our customers, together with greatly enhanced coverage from our sales force, can accelerate Marisol's growth opportunities. Additionally, we expect to realize synergies throughout our combined network resulting from the cross-utilization of the expanded services we can collectively bring to our customers.”

Micah Holst, President of Marisol, said, “Marisol and its employees are very excited to partner with Roadrunner. Marisol and Roadrunner share similar values. Namely, we both strive to provide our customers with the best possible logistics solutions, execution and overall customer experience. This combination provides both organizations full-service solutions for our customers and immediate cross-selling opportunities while expanding the career opportunities available to our valued employees."

Financing for the transaction was provided by borrowings under Roadrunner's credit facility. Marisol is expected to be accretive to Roadrunner's earnings in 2013.

The Marisol transaction will be discussed in greater detail on Roadrunner's earnings call on Wednesday, July 31, 2013, at 4:30 p.m. Eastern Time.

About Roadrunner Transportation Systems, Inc.

Roadrunner is a leading asset-light transportation and logistics service provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload and logistics, transportation management solutions, intermodal solutions, and domestic and international air. For more information, please visit Roadrunner's website, www.rrts.com.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance, including statements regarding Marisol's customizable and comprehensive service offering, superior service levels, flexible proprietary technology and highly-trained workforce; Roadrunner's strategic objectives, including broadening its international capabilities; the strategic and cultural fit of Marisol with Roadrunner; Roadrunner's ability to provide a comprehensive, global supply chain solution to the combined customer base; Roadrunner's unmatched offering of international logistics and domestic services; Roadrunner's ability to handle full- and less-than container load shipments from origin to destination on a global basis for both refrigerated and dry freight; Marisol's leadership team; the significant growth in Roadrunner's international platform; the enhanced coverage from Roadrunner's sales force; the synergies resulting from Roadrunner's acquisition of Marisol; the impact of the Marisol acquisition on Roadrunner's cross-selling opportunities and its operating network; the growth of Marisol's business; and Roadrunner's expectation that Marisol will be accretive to Roadrunner's earnings in 2013. These statements reflect Roadrunner's current expectations, and Roadrunner does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond Roadrunner's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the integration of acquired companies, competition in the transportation industry, the impact of the current economic environment, Roadrunner's dependence upon purchased power, the unpredictability of and potential fluctuation in the price and availability of fuel, the effects of governmental and environmental regulations, insurance in excess of prior experience levels, and other "Risk Factors" set forth in Roadrunner's most recent SEC filings.

Contact

Roadrunner Transportation Systems, Inc.
Peter Armbruster,
Chief Financial Officer
414-615-1648

Vollrath Associates, Inc.
Marilyn Vollrath
414-221-0210
ir@rrts.com

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